Exhibit 10.47

CONFIDENTIAL TREATMENT REQUESTED

Amendment and Restatement of

“S” PROCESS DEVELOPMENT AGREEMENT

(effective as of December 28, 2002)

between

INTERNATIONAL BUSINESS MACHINES CORP.

And

ADVANCED MICRO DEVICES, INC.

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This Agreement is made effective as of the 28th day of December, 2002 (hereinafter referred to as the “Effective Date”) by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York, U.S.A. and having an office for the transaction of business at 2070 Route 52, Hopewell Junction, NY 12533, U.S.A, and Advanced Micro Devices having an office for the transaction of business at One AMD Place, P.O. Box 3453, Sunnyvale, CA 94088-3453 “(AMD)”. IBM, and AMD may be individually referred to herein as a “Party,” or collectively as the “Parties.”

WHEREAS, IBM has been developing leading edge semiconductor manufacturing processes with Sony and Toshiba, and the Parties hereto desire to continue to participate in development efforts under this Agreement;

WHEREAS, the Parties possess complementary skills and know-how, which the Parties wish to contribute toward such process development;

WHEREAS, each Party agrees to provide certain personnel and grant the other Parties certain technology licenses in support of such process development;

WHEREAS, through the use of such complementary skills and know-how the Parties desire to achieve resource efficiencies and cost savings, and reduce the technical risk associated with the development of high end semiconductor processes in order to complete development of and put into production, leading edge high end semiconductor manufacturing processes sooner than would be possible with any of the Parties acting independently;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows. For avoidance of doubt, the Agreement as defined below covers its subject matter after its Effective Date including matters provided for in the “S” Process Development Agreement (Effective as of December 28, 2002) as amended and restated .

SECTION 1 –DEFINITIONS

Unless expressly defined and used with an initial capital letter in this Agreement, words shall have their normally accepted meanings. The headings contained in this Agreement or in any exhibit, attachment or appendix hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, and the singular includes the plural. The following terms shall have the described meanings:

“Advanced Semiconductor Technology Center” or “ASTC “ means the IBM 200mm or 300mm wafer process development facility used for conducting the Process Development Projects.

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“Agreement” means the terms and conditions of this Amendment and Restatement of “S” Process Development Agreement together with any exhibits, attachments and appendices hereto.

“AMD Deputy Project Leader” means the individual, if any, appointed by AMD pursuant to Section 4.2 below.

“ASIC Product” shall mean an SOI Integrated Circuit that is not a Foundry Product and wherein all of the following conditions are met: (i) at least one of (a) the functional requirements, or (b) the design, for such SOI Integrated Circuit product is provided to a Party from a Third Party; (ii) such Party participated in an aspect of the definition and design of such product; and (iii) such Party is contractually bound to manufacture such product solely for, and to sell such product solely to, such Third Party or its distributor or other recipient solely for the benefit of such Third Party.

“Background Know-How” means methods, techniques, designs, structures, software, and specifications developed or acquired by a Party outside the performance of the Process Development Projects, which such Party provides to the other Party for use in a Process Development Project pursuant to Section 3. Such Background Know-How shall not include, Packaging Technology, Mask Fabrication and Photoresist Technology, Memory, SiGe Technology, or Chip Designs.

“BEOL” (Back End of Line) shall mean those aspects of Background Know-How and Specific Results that are directed to methods and processes of interconnecting the source, gate, or drain electrodes of FET transistors formed on a wafer, including initial passivation of such FET transistors with a dielectric, up to and not including Packaging Technology. For the avoidance of doubt, “BEOL” shall not include local interconnects made of tungsten.

“Bulk CMOS” shall mean CMOS semiconductor manufacturing technology carried out on a wafer that is not an SOI Wafer.

“Bulk CMOS Information” shall mean those aspects of Background Know-How and Specific Results that are (i) directed to Lithography and BEOL, and/or (ii) selected by IBM either for incorporation into an IBM Bulk CMOS process or otherwise pursuant to Section 3.4.

“***” shall mean *** and its subsidiaries located in ***.

“***-AMD Manufacturing Facility” shall mean any facility for the manufacture of Integrated Circuits located in *** or Dresden, Germany and either owned entirely by *** and AMD or owned by ***, AMD and all of the remaining such ownership interest is solely owned or controlled, directly or indirectly, by a government entity or one or more corporations, companies or other entities which are purely financial investors who are not engaged in the design, development, manufacture, marketing or sale of Semiconductor Products.

“Chip Design(s)” shall mean any design of one or more Integrated Circuits and/or Semiconductor Products, including (by way of example and not limitation) random access memory (RAM)s, read only memory (ROM)s, microprocessors, ASICs and other logic designs,

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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and analog circuitry; provided, however, that “Chip Designs” shall not include (i) alignment marks or test structures and associated layout and data used in the Process Development Projects for process development, (ii) process kerf test structures, layout, and data of the test chip(s) (including SRAM macro cells)as well as such test chips themselves used for the development work of the Process Development Projects unless specifically excluded, or (iii) other product designs as mutually agreed by the Parties to be used as qualification vehicles in the Process Development Projects. For the avoidance of doubt, all of (i) through (iii) above shall be treated as Specific Results to the extent utilized in a Process Development Project.

“CMOS 10S” means a 90 nanometer CMOS logic fabrication process currently under development by IBM, the development of which is to be continued pursuant to this Agreement, for the fabrication of SOI Integrated Circuits, as further defined in Exhibit A.1, attached hereto.

“CMOS 10SE” means a 90 nanometer CMOS logic fabrication process currently under development by IBM, the development of which is to be continued pursuant to this Agreement, which is a performance enhanced version of CMOS 10S, as further defined in Exhibit A.2.

“CMOS 11S” means a 65 nanometer CMOS logic fabrication process currently under development by IBM, the development of which is to be continued pursuant to this Agreement, for the fabrication of SOI Integrated Circuits, as further defined in Exhibit A.3.

“CMOS 11S2” means a 65 nanometer CMOS logic fabrication process currently under development by IBM, the development of which is to be continued pursuant to this Agreement, which is a performance enhanced version of CMOS 11S, as further defined in Exhibit A.4.

“CMOS 12S” means a 45 nanometer CMOS logic fabrication process currently under development by IBM, the development of which is to be continued pursuant to this Agreement, for the fabrication of SOI Integrated Circuits, as further defined in Exhibit A.5.

“CMOS 12S2” means a 45 nanometer CMOS logic fabrication process currently under development by IBM, the development of which is to be continued pursuant to this Agreement, which is a performance enhanced version of CMOS 12S, as further defined in Exhibit A.6.

“CMOS 13S” means a 32 nanometer CMOS logic fabrication process currently being researched and undergoing feasibility evaluations (“Pre-T0”) by IBM. If IBM performs post Pre-T0 development work in the ASTC on a 32 nanometer CMOS logic fabrication process for the manufacture of SOI Integrated Circuits, then such post Pre-T0 development will be continued pursuant to this Agreement.

“Designated Invention” means an Invention for which a patent application has been filed by one or more of the Parties pursuant to Sections 11.1 or 11.2.

“Derivative Process(es)” shall have the meaning ascribed to it in Section 8.1

“Embedded DRAM” or “eDRAM” shall mean a device that either (i) primarily carries out logic functions, and includes one or more dynamic random access memory (DRAM) cells embedded

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within logic circuitry on the same semiconductor substrate, or (ii) primarily carries out memory functions, and includes one or more DRAM cells in combination with a static random access memory (SRAM) array on the same semiconductor substrate (including an array of SRAM cells linked with bit lines, word lines, sense amplifiers and decoders).

“Foundry Product” shall mean an SOI Integrated Circuit wherein all the following conditions are met: (i) the ***, or *** and/or ***, for such SOI Integrated Circuit product ***; (ii) *** of such product; and (iii) *** is contractually bound to ***.

“IBM Project Leader” means the individual appointed by IBM pursuant to Section 4.2, below, to provide day-to-day oversight for the Process Development Projects.

“Integrated Circuit” means an integral unit formed on a semiconductor substrate including a plurality of active and/or passive circuit elements formed at least in part of semiconductor material. For clarity, “Integrated Circuit” shall include charge-coupled devices (“CCDs”).

“Invention” means any invention, discovery, design or improvement, conceived or first actually reduced to practice solely or jointly by one or more Representatives of one or more of the Parties or their respective contractors during the term of this Agreement and in the performance of the Process Development Projects.

“Licensed Product” means: (i) SOI Integrated Circuits other than Foundry Products, (ii) Integrated Circuits that combine Bulk CMOS and SOI Device Information other than Foundry Products, or (iii) Bulk CMOS products other than Foundry Products.

“Lithography” shall mean those aspects of Background Know-How and Specific Results directed to (a) process technology-dependent groundrules or process technology-dependent special rules for shapes replication as developed by the Parties for the generation of photomasks used for development and qualification of a semiconductor process technology in the Process Development Projects, (b) resolution enhancement techniques specifically created pursuant to the Process Development Projects to generate mask build data, (c) such photomasks themselves and the data files used therefor as are used in the Process Development Projects, (d) lithography process sequence as utilized in the Process Development Projects, and (e) mask data generation sequence as utilized in the Process Development Projects.

“Management Committee” shall have the meaning ascribed to it in Section 4.1.

“Mask Fabrication and Photoresist Technology” shall mean any process, procedure, Proprietary Tools (e.g. the Niagara software developed by IBM), or hardware tool used in the fabrication of photomasks, as well as the photomasks themselves, and/or the formulation and/or manufacture of photoresist; provided, however, that “Mask Fabrication and Photoresist Technology” shall not include Lithography.

“Memory” means Chip Designs and fabrication processes specifically related to read only memory (ROM), dynamic random access memory (DRAM), programmable ROMs, magnetic RAM (MRAM), ferroelectric RAM, and Embedded DRAM. For the avoidance of doubt, “Memory” shall not include static RAM (SRAM) macros utilized in the Process Development Projects as test vehicles.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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“Net Selling Price” for each unit of a particular ASIC Product means the net revenue recorded by AMD (including Wholly Owned Subsidiaries and Related Subsidiaries of AMD) with respect to an ASIC Product less (a) shipping, (b) insurance, and (c) sales, value added, use or excise taxes, to the extent to which they are actually paid or allowed, and less allowances to the extent they are actually allowed. If ASIC Products are sold, leased or otherwise transferred in a higher level of assembly or in the course of a transaction that includes other products or services with no separate bona fide price to be charged for the ASIC Products, the applicable Net Selling Price for the purpose of calculating royalties shall be the fair market value of the ASIC Product, but no less than the average Net Selling Price of all such units of other ASIC Products sold, leased, or otherwise transferred to a Third Party by AMD (and/or by Wholly Owned Subsidiaries and Related Subsidiaries of AMD), whichever the case may be, during the preceding half year.

“Packaging Technology” shall mean any process, procedure, software, or hardware tools used in the packaging of integrated circuit products into single-chip packages, multi-chip packages, or any other higher levels of assembly, including but not limited to IBM’s collapsible chip carrier connection (“C4”) interconnect technology; provided, however “Packaging Technology” shall not include the formation of layers on a wafer up to and including the final via layer (referred to as LV, TV, or FV level), but shall include any process, procedure, or practice subsequent to such step.

“Process Development Project(s)” means the CMOS 10S, CMOS 10SE, CMOS 11S, CMOS 11S2, CMOS 12S, CMOS 12S2, and if its development is continued pursuant to this Agreement, CMOS13S, development work conducted jointly by Representatives of the Parties pursuant to the terms and conditions of this Agreement, as more fully set forth in Section 3.1, below.

“Project Leaders” means the IBM Project Leader and the AMD Deputy Project Leader.

“Proprietary Tools” means software (in source code form or in object code form), models and/or data, and other instrumentalities that are not commercially available and are either owned by a Party or under which a Party has the right to grant royalty-free licenses, and that are used in Process Development Projects.

“Qualification” means the T2 date identified in the schedule for each Process Development Project, as set forth in Exhibit B.

“Related Subsidiary” shall mean a corporation, company or other entity:

(a)	one hundred percent (100%) of whose outstanding shares or securities (such shares or securities representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by the Parties hereto; or

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(b)	which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, or other entity one hundred percent (100%) of whose ownership interest representing the right to (i) make the decisions for such corporation, company or other entity, or (ii) vote for, designate, or otherwise select members of the highest governing decision making body, managing body or authority for such partnership, joint venture, unincorporated association or other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Parties hereto;

provided that in either case, such entity shall be considered a Related Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to the Related Subsidiary, only so long as such ownership or control exists.

“Representative(s)” means, a Party’s employees and employees of a Party’s Wholly Owned Subsidiaries.

“Semiconductor Product” means a component that contains an Integrated Circuit on a single or multichip module that incorporates a means of connecting those Integrated Circuits with other electronic elements (active or passive) and/or means to make external electrical connections to such elements, but which excludes any means for a user to operate the functions therein (e.g., buttons, switches, sensors).

“Silicon-Germanium Technology” or “SiGe Technology” shall mean semiconductor fabrication processes and design techniques incorporating silicon and germanium layers, provided, however, “SiGe Technology” shall not include strained silicon channel MOSFET techniques carried out on SOI Wafers.

“Silicon-On-Insulator Wafer” or “SOI Wafer” shall mean a, single-crystal silicon wafer bearing a horizontally-disposed isolating silicon dioxide (SiO2) layer, in turn bearing a single-crystal silicon layer or a polysilicon layer, which is separated from the underlying silicon by the silicon dioxide layer and in which one or more active or passive integrated circuit structures are formed.

“SOI Device Information” means Background Know-How and Specific Results pertaining to all process methods, steps, and structures created on commercially available SOI Wafers other than Bulk CMOS Information.

“SOI Integrated Circuit” shall mean an Integrated Circuit fabricated utilizing SOI Device Information and built on SOI Wafers.

“Specific Results” shall mean information and items, other than i) Proprietary Tools, ii) Packaging Technology, iii) Mask Fabrication and Photoresist Technology, iv) Memory, v) SiGe Technology, and vi) Chip Designs, developed and/or contributed to the Process Development Projects by the Parties pursuant to the development work of the Process Development Projects as follows:

The documentation produced for the Process Development Projects as set forth in Exhibit J attached hereto (“Documentation”);

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All information and items resulting from the Process Development Projects, including but not limited to methods, techniques, unit processes, process flows, structures in silicon, test software, and specifications for equipment, chemicals, masks and consumables;

Any Background Know-How provided to the Process Development Project(s) by a Party pursuant to Section 3, below.

“Subsidiary” means a corporation, company or other entity:

(a)	more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, or

(b)	which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, provided that in either case such entity shall be considered a Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Subsidiaries, only so long as such ownership or control exists.

“Technical Coordinators” means the individuals referred to in Section 4.4, below.

“Term”	means the period of time from the Effective Date and ending on December 31, 2008.

“Test	Site” means a device or circuit evaluation site on a wafer.

“Third Party” or “Third Parties” means an entity or entities other than the Parties or their Wholly Owned Subsidiaries or Related Subsidiaries.

“Wholly Owned Subsidiary” shall mean 1) a corporation, company or other entity:

(a) one hundred percent (100%) of whose outstanding shares or securities (such shares or securities representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party; or

(b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, or other entity but one hundred percent of whose ownership interest representing the right to (i) make the decisions for such corporation, company or other entity, or (ii) vote for, designate, or otherwise select

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members of the highest governing decision making body, managing body or authority for such partnership, joint venture, unincorporated association or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party;

provided that in either case such entity shall be considered a Wholly Owned Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Wholly Owned Subsidiaries, only so long as such ownership or control exists; or 2) a corporation, company or other entity:

(c) at least seventy five percent (75%) of whose outstanding shares or securities (such shares or securities representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party; or

(d) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, or other entity but at least seventy five percent (75%) of whose ownership interest representing the right to (i) make the decisions for such corporation, company or other entity, or (ii) vote for, designate, or otherwise select members of the highest governing decision making body, managing body or authority for such partnership, joint venture, unincorporated association or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party provided, that in either case (c) or (d) above, (i) all of the remaining such ownership interest is solely owned or controlled, directly or indirectly, by one or more corporations, companies or other entities which are purely financial investors who are not engaged in the design, development, manufacture, marketing or sale of Semiconductor Products, and (ii) such entity shall be considered a Wholly Owned Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Wholly Owned Subsidiaries, only so long as such ownership or control exists.

SECTION 2 – ASTC

IBM has established the Advanced Semiconductor Technology Center in East Fishkill, New York. IBM shall be responsible for the operations of the ASTC, including, but not limited to capacity, staffing, and capital purchases. The Parties acknowledge that capital purchases necessary for the continued development of the Process Development Projects past December 31, 2005 are conditioned upon the receipt of IBM corporate management and Board of Directors approval. If such approvals are not received by October 31, 2004 either Party shall have the right to terminate this Agreement effective December 31, 2005 without liability to the non-terminating Party. Provided, however, that if such approvals are received after October 31, 2004, but prior to either Party’s exercise of its above right to terminate, the above right to terminate shall lapse. The survival provision of Section 12.2 (including the licenses set forth in Sections 8.9 – 8.12, subject to the payments set forth in Sections 5.8 and 5.9) shall apply to any such termination. Process Development Projects shall be conducted primarily at the ASTC. In addition to the ASTC, IBM may utilize other IBM facilities to conduct elements of the development work

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associated with the Process Development Projects. In addition, the Parties may mutually agree to utilize AMD development facilities for specifically defined elements of the Process Development Projects. If the Management Committee members so agree, such agreement shall be documented in writing and signed by the Parties.

SECTION 3 - SCOPE OF PROCESS DEVELOPMENT PROJECTS

3.1	The Parties agree to jointly develop semiconductor manufacturing process technology based on IBM’s “S” high performance technology roadmap on commercially available SOI Wafers that meet the requirements set forth as “Strategic Technology Objectives” in Exhibit A (hereinafter referred to as “Strategic Technology Objectives”) in accordance with the schedule set forth in Exhibit B (hereinafter referred to as “Development Schedule”). The Parties agree that the process technology so developed, shall be high performance, leading edge technology and, to the extent consistent with the Strategic Technology Objectives, shall be cost efficient. Any modification to such Strategic Technology Objectives or Development Schedule requires the mutual agreement of the Parties. For the avoidance of doubt, none of the Process Development Projects shall include the development of i) Proprietary Tools, ii) Packaging Technology, iii) Mask Fabrication and Photoresist Technology, iv) Memory, v) SiGe Technology, or vi) Chip Designs.

3.2	The Parties agree that Exhibit A also sets forth the potential technology implementation options for each Process Development Project. The Parties shall work together to evaluate the various options available, including individual process module feasibility, integration, characterization and qualification. The goal of such evaluation is to agree on an integrated process technology that meets the Strategic Technology Objectives. If the Project Leaders are unable to agree on a particular process module to be developed, or should they disagree as to continued development of a process module that was previously selected, the process module preferred by IBM shall be pursued in the applicable Process Development Project.

3.3	For information other than that developed by the Parties in a given Process Development Project to be considered Specific Results for that Project, including Background Know-How, it must be either deliberately provided to the Process Development Projects by the owner of such information, or be evaluated by the Project Leaders, pursuant to Section 3.2, for possible use in a Process Development Project. In the event such item of information is provided, and the Party owning such information notifies the Project Leaders within thirty (30) days after such owning Party’s disclosure or the initiation of such evaluation that such information should be withdrawn, such owning Party may withdraw such information from use in the Process Development Projects and all such information in tangible form associated therewith shall be returned to such owning Party and such tangible information shall not become Specific Results. In the event of such withdrawal, any non-tangible information related to such information retained in the minds of the non-owning Party’s employees shall be treated as Specific Results by the non-owning Parties. Absent such notice and withdrawal within thirty (30) days, all information deliberately provided by the owner of such information or evaluated by the Project Leaders shall be treated as Specific Results.

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3.3.1	Any issue as to whether information was deliberately provided to the Process Development Projects shall be resolved by the Project Leaders based on either of the following criteria:

3.3.1.1	whether the information was deliberately exposed to the other Parties by a Representative of the owner of such information; or

3.3.1.2	whether the evaluation of the information by the Representatives was validly considered for incorporation into the Process Development Projects.

If the Project Leaders cannot agree, such issue shall be resolved by the Management Committee in accordance with the criteria in Sections 3.3.1.1 and 3.3.1.2.

3.3.2	Each Party shall be responsible for instructing its Representatives on methods of proper introduction of information into the Process Development Projects, and the consequences under Section 7.10, below, of information that is inadvertently obtained.

3.4	During a given Process Development Project, the IBM Project Leader shall designate elements of the Specific Results and Background Know-How thereof that IBM will be applying toward development of its applicable Bulk CMOS process. IBM shall provide an initial designation of such elements at the completion of its initial feasibility studies for the applicable Process Development Project (set forth in Exhibit B as the “T-Bulk date”), and IBM shall provide a final designation of such elements no later than the “T1” date for the applicable Process Development Project, as set forth in Exhibit B. AMD agrees that IBM reserves the right to change such designations between its initial designation and its final designation. In either case, prior to making such determinations IBM shall consult with AMD, who shall provide its input as to the applicability of such elements to a Bulk CMOS process; provided, however, that IBM shall have the right to make any and all final decisions as to designation and application of such elements to its Bulk CMOS process. The Project Leaders shall agree upon a specific process by which IBM will make this designation and by which IBM will address any requests for clarification by AMD within reasonable time periods.

3.5	Each Party shall have access to all Specific Results and shall be solely responsible, including the cost therefor, for the transfer of Specific Results to its own facilities. In addition to Representatives, AMD may assign additional personnel to IBM facilities to assist with such transfer. The number of additional personnel and the duration of their assignment shall be mutually agreed to by the Management Coordinators. As part of each Process Development Project, the Project Leaders shall coordinate the completion of the Documentation for such Process Development Project and each Party shall have access to all such Documentation. Notwithstanding the foregoing, subsequent to IBM establishing

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the Strategic Technology Objectives (the end of Pre-T0) for CMOS13S, only a subset of the Documentation shall be prepared for the CMOS 13S Process Development Project, as determined by the Project Leaders. Should AMD have any questions regarding the Documentation as they are transferring such Specific Results to their own facilities, IBM agrees to provide reasonable telephonic, videoconference or email support through its Technical Coordinator to address such questions during normal business hours. Each Party shall be solely responsible for obtaining any and all regulatory approvals as may be required to utilize Specific Results at its facilities, and shall be solely responsible for the cost of equipment and consumables as may be required to utilize the Specific Results at its facilities.

3.6	Without liability to the other Parties for breach hereof, to the extent known by a Party disclosing information for use in any Process Development Project, prior to such disclosure, such disclosing Party agrees to promptly notify the other Parties of any limitations on the uses of such information, whether such use would violate or whether such information is protected by any copyright or mask work or similar right of any Third Party. Upon such notification, the Parties may agree to accept such information into the Process Development Project subject to such limitations. Upon the failure to make such notification, or if any such limitation arises after disclosure by the disclosing Party, then the Parties shall attempt to work together to find a mutually agreeable solution. Each Party further agrees to use reasonable efforts to ensure that it will not design or develop the Process Development Projects in such a way that requires the use of any Third Party confidential information, which is not available to the other Parties for their use as aforesaid. Each Party further agrees to use reasonable efforts to ensure that it will not disclose to the other Parties any information considered confidential by it or by any Third Party which information does not relate to the Process Development Projects.

3.7	AMD will provide to the Process Development Projects AMD’s most current *** as Background Know-How.

SECTION 4 - MANAGEMENT AND STAFFING OF THE PROCESS DEVELOPMENT PROJECTS

4.1	The Parties hereby create a Management Committee, with equal representation from each Party. The responsibilities of the Management Committee are set forth in Exhibit D, attached hereto. All decisions of the Management Committee shall be by mutual consent.

The Management Committee is comprised initially of the following individuals:

(i)	For AMD:	***
One AMD Place
P.O. Box 3453, MS79
Sunnyvale, CA 94088-3453
Tel: ***

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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(ii)	For IBM:	***
2070 Route 52
Hopewell Junction, New York 12533
***
Tel: ***
Fax: ***

Either Party may change its member of the Management Committee by written notice to the other Party. The Management Committee will conduct regular meetings on dates and at locations determined by the Management Committee. Meetings of the Management Committee may be held in person, by teleconference or by videoconference.

4.1.1	The Management Committee shall establish a regular review process with the appropriate senior business executives of each of the Parties of at least the level of Vice President or other comparable level. Such review shall include review of an overall progress report to be prepared by the Project Leaders. The responsibilities of the Management Committee are set forth in Exhibit D.

4.1.2	Should either Party reasonably determine that the process technology to be developed under the Process Development Projects is no longer meeting the Strategic Technology Objectives or the Development Schedule, or brings forth empirical evidence of changes in the competitive marketplace for semiconductor technology such that the Strategic Technology Objectives and/or the Development Schedule are no longer competitive, such Party may present such problem to the Management Committee for discussion. If the Management Committee, after the exercise of reasonable efforts in the conduct of such discussions, fails to reach mutual agreement as to a resolution of such Party’s concerns then any Party may refer such concerns to the senior executives named in Section 4.1.1, above, which senior executives shall discuss and meet in person, if necessary, in order to attempt to resolve such Party’s concerns. If such senior executives are unable to resolve such Party’s concern the senior executives agree to instruct the Management Committee to negotiate a mutually agreeable reasonable wind down plan (which may include additional exit fees) to terminate the development relationship set forth in this Agreement. In the event of such termination, AMD shall be entitled to immediately exercise its rights in accordance with Section 8.9 below.

4.2	Each Party shall appoint a Project Leader within thirty (30) days after the Effective Date. It is the intent of the Parties that Project Leaders be assigned to the Process Development Projects for no less than two (2) year terms. The IBM Project Leader shall be in charge of the day- to-day operations of the Process Development Projects. A Party may replace its Project Leader, named below, by giving written notice to the other Party of such replacement. The responsibilities of the Project Leaders are set forth in Exhibit E.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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The Project Leaders shall be:

(i)	For AMD:	***
2070 Route 52
Hopewell Junction, New York 12533
***
Tel: ***
Fax: ***

(ii)	For IBM:	***
2070 Route 52
Hopewell Junction, New York 12533
***
Tel: ***
Fax: ***

4.3	In addition to the Project Leaders, AMD will provide Representatives to work on the Process Development Projects at the ASTC. Exhibit C, attached hereto, shows the minimum staffing and professional skill levels expected for such Representatives. If IBM so requests, AMD shall make a compensating payment to IBM at a rate of *** ($***) U.S. Dollars per person month for each headcount below the minimum staffing level set forth in Exhibit C. AMD may, at its sole option, provide up to *** (***) Representatives to work in the ASTC. The assignment of such Representatives shall be mutually agreed to by the Project Leaders

It is the intent of the Parties that such Representatives be assigned to the Process Development Projects at the ASTC for no less than two (2) year terms. AMD may change the number of Representatives with a minimum of three (3) months prior written notice to the other Parties and may reassign Representatives with a minimum of one (1) month prior written notice to the other Parties.

The Parties will provide sufficient technical personnel on the Process Development Projects with the appropriate skills and experience to accomplish the Strategic Technology Objectives.

4.4	Each Party shall appoint a Technical Coordinator within thirty (30) days after the Effective Date. The Technical Coordinators shall be:

(i)	For AMD:	***
2070 Route 52
Hopewell Junction, New York 12533
***
Tel: ***
Fax: ***

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

Amendment and Restatement of “S” Process Development Agreement between AMD and IBM IBM - AMD Confidential	Page 14 of 59

(ii)	For IBM:	***
2070 Route 52
Hopewell Junction, New York 12533
***
Tel: ***
Fax: ***

The Technical Coordinators shall be responsible for supervising exchanges of information among the Parties pursuant to Section 7.2, below. A Project Leader for a Party may replace the Technical Coordinator for such Party, named above, by giving written notice to the other Parties’ Project Leaders of such replacement.

4.5	Each Party agrees that its Representatives shall comply in all material respects with all personnel, human resources, security and safety rules, procedures and guidelines of the other Party applicable to contractors resident at or visiting the premises of such Party or its Subsidiary while such Representatives are on the other Party’s or its Subsidiary’s premises, including those set forth in Exhibit F. In particular, AMD agrees to abide by IBM security requirements as may apply to their Representatives while at the ASTC facility. Each Party shall provide to the other in advance a set of documents setting forth all such rules, procedures and guidelines, including any updated versions thereof.

4.6	Each Party shall be responsible for the selection of its Representatives who will be assigned to work in the ASTC on the Process Development Projects. Personnel supplied by each Party who are Representatives of the supplying Party shall not for any purpose be considered employees or agents of any other Party. Each Party shall be responsible for the supervision, direction and control, payment of salary (including withholding of taxes), travel and living expenses (if any), worker’s compensation insurance, disability benefits and the like of its own Representatives. In addition, each Party may reassign any of its Representatives as such Party deems necessary, subject to Section 4.3, above.

4.7	If any Party should become aware of the existence of any hazardous conditions, property, or equipment which are under the control of another Party it shall so advise the other Party; however, it shall remain that Party’s responsibility to take all necessary precautions against injury to persons or damage to property from such hazards, property, or equipment until corrected by the other Party. Each Party agrees to comply with the Occupational Safety and Health Act (“OSHA”), applicable OSHA standards, applicable New York safety and health laws and regulations, any applicable municipal ordinances, and applicable facility safety rules of which the Party has notice, regarding the Representatives it assigns to the Process Development ASTC.

4.8	The Parties agree that the Parties and any Subsidiaries shall refrain from making any payment or gift of any value to any Representatives of any other Party assigned to the ASTC without the employing Party’s prior written approval. No Party (or any of its Subsidiaries) may make any representation that might cause a Representative of another Party to believe that an employment relationship exists between such Representative and the other Party.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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4.9	Each Party assumes no liability to the other Parties for any injury (including death) to persons or damage to or loss of property suffered on or about the ASTC unless caused by the gross misconduct or gross negligence of such Party, its Representatives or invitees.

4.10	To the extent permitted by law, during the term of this Agreement, each Party agrees neither to directly or indirectly solicit for employment purposes the Representatives of any other Party engaged in semiconductor development in IBM’s East Fishkill or Yorktown Research facilities or AMD’s Sunnyvale, Austin or Dresden facilities or other Representatives working on the Process Development Projects until at least one (1) year has passed between the date such employee stopped being engaged in semiconductor development, and the date of solicitation, without the prior written permission of such other Party. However, the foregoing does not preclude general (i.e., non-targeted) recruitment advertising. In addition, to the extent permitted by law, during the term of this Agreement, each Party agrees that its units, divisions, line of business or other comparable organizational structures, involved in the development of semiconductor process technologies shall not hire Representatives of any other Party engaged in the Process Development Projects, without the prior written permission of such other Party.

SECTION 5 - AMD FUNDING CONTRIBUTIONS AND ROYALTY PAYMENTS

5.1	AMD shall pay to IBM for the Term of this Agreement for its respective share of the costs of the Process Development Projects; such payments shall be made as follows (in millions of US dollars):

	1Q03	2Q	3Q	4Q	1Q04	2Q	3Q	4Q	1Q05	2Q	3Q	4Q
AMD	***	***	***	***	***	***	***	***	***	***	***	***

	1Q06	2Q	3Q	4Q	1Q07	2Q	3Q	4Q	1Q08	2Q	3Q	4Q
AMD (4 total partners)	***	***	***	***	***	***	***	***	***	***	***	***
AMD (3 total partners)	***	***	***	***	***	***	***	***	***	***	***	***
AMD (2 total partners)	***	***	***	***	***	***	***	***	***	***	***	***

During 2006, 2007 and 2008, AMD will pay IBM according to the table above, where the applicable row of the table will be determined based upon the total number of partners, including IBM and AMD, participating in S Process Development in the ASTC. If the number of partners changes during the Term, then the new quarterly rate will take effect beginning in the quarter after such change in the number of partners occurs. The amounts described in this paragraph will be due in quarterly installments commencing with the first calendar quarter of 2006.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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Such payments shall be made on the fifteenth of the first month of each calendar year quarter. This Agreement will serve as an invoice for such payments.

5.2	AMD shall be liable for interest on any overdue payment under this Agreement commencing on the date such payment becomes due at an annual rate equal to eighteen percent (18%) per year. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.

5.3	IBM shall apply the payments of Section 5.1 above towards Process Development Project costs and not for any license rights granted by any Party to any other Party for Background Know-How. Notwithstanding Section 5.1, AMD shall be required to share the incremental costs of any changes in scope in the Process Development Projects agreed to pursuant to Section 14.

5.4	Moreover, AMD shall pay IBM a royalty on all ASIC Products, at the rate of *** percent (***%) of the Net Selling Price of each unit of ASIC Product sold, leased or otherwise transferred directly or indirectly prior to five (5) years from ***; provided, however, that in the case of Specific Results from the *** all royalties for ASIC Products utilizing such Specific Results shall be *** percent (***%). Such royalty payments are to be paid by AMD for each ASIC Product sold, leased or otherwise transferred at the time of such sale, lease or transfer to a Third party. For clarity, such royalty obligation does not extend to transactions between or among the Parties and such Wholly Owned Subsidiaries or Related Subsidiaries that do not involve a Third Party. AMD shall pay IBM all royalties owed within forty-five (45) days after the end of each calendar quarter. AMD shall provide a royalty report to IBM within forty-five (45) days after the end of each calendar quarter. All payments shall be made by wire transfer to the IBM account listed in Section 13.1.1 below, in U.S. dollars. The following information shall be included in the wire detail:

Company Name

Reason for Payment

License Reference No. L024381B

5.5	AMD shall maintain a complete, clear and accurate record of the quantity of ASIC Products sold, leased or otherwise transferred and any other relevant information to the extent it is required to determine whether they are paying the correct royalty amount hereunder. To ensure compliance with the terms and conditions of this Agreement, IBM shall have the right to audit all relevant accounting and sales books and records of AMD. The audit will be conducted by a mutually acceptable audit firm, and shall be conducted following reasonable prior written notice (at least forty-five (45) days in advance) during regular business hours at an office where such records are normally maintained and in such a manner as not to interfere with AMD’s normal business activities and shall be restricted only to those records necessary to verify AMD’s obligations hereunder. The audit report provided to IBM may only include the information necessary to determine

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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whether or not any underpayment or overpayment exists, and if it exists, the amount of such underpayment or overpayment. IBM shall instruct the auditor to include only business information in the audit report to IBM. IBM shall use the business information reported by the auditor only for the purpose of determining royalty payments and for no other purpose. In no event shall audits be made hereunder more frequently than once in every twelve (12) months and the audit shall not cover any records from a period of time previously audited. If any audit should disclose any underpayment or overpayment, the owing Party shall within forty-five (45) days pay the difference. The cost of such audit will be borne by IBM. AMD shall be provided with a copy of the audit report within a reasonable period of time after its completion. The independent audit firm shall not be hired on a contingent fee basis and shall have confidentiality agreements in place sufficient to protect AMD’s confidential information.

5.6	If AMD exercises its option under Section 8.7, below, AMD agrees to pay IBM a royalty of *** (***) percent for each SOI wafer for 65 nm technology provided to, or purchased by, *** and *** (***) percent for each SOI wafer for 45 nm technology provided to, or purchased by, a *** for the lesser of a period of four (4) years beginning on the initial date of *** of the applicable technology or the expiration of the confidentiality period for the applicable technology. If a *** is also a ***, the royalty rates will be *** (***) percent for 65 nm SOI wafers and *** (***) percent for 45 nm SOI wafers. The revenue basis for such qualified SOI wafers shall be the lesser of *** for processed SOI wafers of the respective technology generation. If AMD exercises its rights under the third paragraph of Section 8.7, then for the combined maximum capacity thereunder that IBM refuses pursuant to Section 8.7, AMD will pay IBM a royalty of *** (***) percent for each SOI wafer and *** (***) percent of each bulk wafer for 65 nm technology provided to, or purchased by, a Third Party and *** (***) percent for each SOI wafer and *** (***) percent for each bulk wafer for *** provided to, or purchased by, a Third Party and the obligation to pay this royalty will terminate the lesser of four (4) years from the initial date of *** of the applicable technology or the expiration of the confidentiality period for the applicable technology. Other than as expressly recited in this Section 5, no royalties will be due for any products. Section 5.2, the payment procedures of Section 5.4, and the audit provisions of Section 5.5 will apply to the aforementioned wafer royalty payments.

5.7	INTENTIONALLY LEFT BLANK

5.8	If AMD becomes licensed under Section 8.9, below, AMD agrees to pay IBM as follows: if IBM does not offer an extension to this Agreement that is consistent with Section 8.8, then AMD will pay IBM $*** for each of the ***, if AMD does not request an extension to this Agreement or if the Parties fail to reach agreement on the extension, AMD will pay IBM $*** each ***, provided however, if one of the ***, AMD will pay IBM $***. The above amounts will be due upon disclosure to the *** and only if the date of disclosure is within the confidentiality period for the applicable technology. Section 5.2 and the payment procedures of Section 5.4 will apply to these payments.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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5.9	In consideration for the licenses granted by IBM to AMD pursuant to Sections 8.10, 8.11 and 8.12 of this Agreement, AMD shall pay to IBM (a) *** on or before September 17, 2004, and (b)*** on or before March 13, 2005, which obligation shall be irrevocable and which payment when made shall be non-refundable. This Agreement will serve as an invoice for such payments.

If the payment obligation set forth in Section 5.9(a) is not made when due, then all licenses and other rights granted herein to AMD shall automatically terminate, and such termination shall be effective retroactively to the Effective Date so that such rights granted herein and obligations of each Party hereto with respect to this Section 5.9 shall be void ab initio.

5.10	Each Party shall bear and pay all taxes (including, without limitation, sales and value added taxes) imposed upon it by the national government or political subdivision thereof, of any country in which they are doing business as a result of the existence of this Agreement or the exercise of its rights hereunder. For clarity, IBM shall not be responsible for any taxes, duties or fees resulting from AMD’s exercise of its rights under Section 8.10.

5.11	Except as expressly provided in this Agreement, neither Party shall be entitled to any payment, cost reimbursement, or other compensation from the other for services, deliverables and rights granted to the other Party hereunder. Each Party shall bear all its own expenses incurred in the performance of this Agreement.

SECTION 6 - INSURANCE, RESPONSIBILITY FOR RESULTS AND WARRANTIES

6.1	Although the Parties will use commercially reasonable efforts in performing the Process Development Projects, the Parties acknowledge that the results of the development work to be performed are uncertain and cannot be guaranteed by any Party. The risk of success or failure of the Process Development Projects shall be shared by all the Parties equally. If a Party has exerted such efforts in the performance of its responsibilities under a Process Development Project, the failure to achieve performance objectives or schedules within a Process Development Project shall not constitute a breach of this Agreement.

6.2	All items furnished by a Party to the Process Development Projects will be produced or provided by said Party in the same manner as it produces or provides such items for its own use and will be furnished on an “AS IS” BASIS WITHOUT WARRANTY OF ANY KIND, including, without limitation, i) ANY WARRANTY THAT THE SPECIFIC RESULTS WILL BE FREE OF THIRD PARTY CLAIMS OF INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRET, OR MASK WORK RIGHTS and ii) ANY IMPLIED WARRANTIES OR TERMS OF MERCHANTABILITY AND FITNESS OR USE FOR A PARTICULAR PURPOSE.

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6.3	Each Party shall maintain for the benefit of each of the others, comprehensive general liability insurance of not less than fifteen million dollars ($15,000,000) per occurrence which covers bodily injury (including death) and property damage (including, to the extent such insurance is reasonably available therefor, environmental damage), and which applies to any such liability the Party may have under this Agreement. Purchase and maintenance of such insurance shall in no way be interpreted as relieving any Party of any of its responsibilities hereunder, and each Party may carry, at its expense, such additional insurance amounts and coverage as it deems necessary. In no event shall any such insurance be cancelled without prior written notice by the insured Party’s insurance carrier to the other Party.

6.4	IBM represents and warrants that the agreement with its Third Party development partners grants IBM the right to transfer the proprietary information of its Third Party development partners to AMD and to sublicense such information consistent with Section 8 hereof. Such sublicense is hereby granted pursuant to the terms and conditions of this Agreement. IBM agrees that prior to amending such agreement inconsistent with this representation and warranty, it shall notify AMD.

SECTION 7 - INFORMATION TRANSFERS

7.1	Without any liability to the other Parties for patent infringement or failure to notify, each Party agrees to promptly notify the other Party in writing or provide oral notification, as the case may be, of any patents or other intellectual property rights of Third Parties of which it becomes aware, which, in the sole opinion of said Party, may relate to the use of Specific Results. In such instance, the Parties shall reasonably cooperate with each other to exchange information related to such potential Third Party intellectual property issues. However, no Party shall have any obligation hereunder to conduct patent searches or studies in relation to the Process Development Projects or to notify the other Parties of any licenses it may have under any particular patent. The Parties recognize that each of them has patent license arrangements with Third Parties and that it is the individual responsibility of each Party to secure any rights under the patents of Third Parties which may be needed to enable it to manufacture and/or market the product (including products manufactured using the process technology to be developed under the Process Development Projects) at such time as it determines in its sole judgement that such action is required.

7.2	Any confidential information disclosed by one Party to another in performance of the Process Development Projects shall be designated with an appropriate and conspicuously obvious legend, such as “IBM Confidential” or “AMD Confidential”, as the case may be, such legends to clearly indicate to a person viewing or otherwise accessing such information that it is of a confidential nature to the disclosing Party. Any such disclosure that is made orally shall be confirmed in writing under a like designation within thirty (30) days after the date of such disclosure. The Technical Coordinators shall monitor and keep records of all such disclosures of confidential information and shall ensure that it is properly marked as confidential, and record the date of receipt. Specific Results

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generated pursuant to the Process Development Projects and any confidential information that is included in Specific Results shall be clearly designated by the Technical Coordinators with an appropriate legend, such as “IBM/AMD Confidential”. Further, in the event that a Representative of any Party obtains information relating to the Process Development Projects in tangible form which is not designated as confidential in accordance with this Section 7.2, but which from its nature appears likely to be confidential, such Representative will notify the Technical Coordinators who then will decide whether or not such information can and should be thereafter treated as confidential. The Technical Coordinators shall either mutually agree that such information is non-confidential or have all copies of such information in tangible form promptly marked with the appropriate legend identifying its confidentiality.

7.3	Except as otherwise provided in this Agreement, with respect to Specific Results and any other confidential information of either Party, which is confidential pursuant to Section 7.2 above, the Party receiving such information shall use the same efforts to avoid its publication or dissemination to Third Parties as it employs with respect to information of its own which it does not desire to be published or disseminated. For Specific Results of each Process Development Project and Background Know-How, the obligations of confidentiality shall terminate *** for each applicable Process Development Project (if this Agreement is terminated or if for some other reason a given Process Development Project is not pursued ***, such time period shall be *** of the applicable Process Development Project); in the case of Proprietary Tools, this obligation of confidentiality shall terminate *** after its disclosure by the disclosing Party; and for all other confidential information this obligation of confidentiality shall terminate *** after its disclosure by the disclosing Party. This obligation shall not, however, apply to any information that is:

7.3.1	already in or comes into the possession of the receiving Party or its Subsidiaries without obligation of confidence;

7.3.2	now, or hereafter becomes, publicly available without breach of this Agreement;

7.3.3	intentionally disclosed to or rightfully received from Third Parties without obligation of confidence;

7.3.4	independently developed by the receiving Party or its Subsidiaries;

7.3.5	approved for release by written agreement of the disclosing Party; or

7.3.6	inherently disclosed in the use, lease, sale or other distribution of any available product or service or publicly available supporting documentation therefor by the receiving Party or any of its Subsidiaries.

7.4	The receiving Party’s obligations with respect to Specific Results or any other confidential information of the disclosing Party as specified in Section 7.3, above shall not apply to any disclosure that is:

7.4.1	in response to a valid order of a court or other governmental body of any country or group of countries or any political subdivision thereof; provided, however, that the receiving Party shall first have notified the disclosing Party and made a good faith effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued;

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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7.4.2	otherwise required by law; or

7.4.3	reasonably necessary in order to establish the receiving Party’s rights, provided that such receiving Party shall provide the disclosing Party with prior written notice, except notice shall not be required where the receiving Party is attempting to establish rights in a lawsuit under this Agreement against the disclosing Party or is filing a patent under Section 11 of this Agreement.

7.5	Each Party shall have the right to disclose and sublicense as specified in Section 8 Specific Results to any of its Wholly Owned Subsidiaries and its Related Subsidiaries at any time; provided however, that such Wholly Owned Subsidiaries and its Related Subsidiaries shall agree to be bound by substantially the same terms as are applicable to said Party in Sections 7.2, 7.3, and 7.4 and the survival of same pursuant to Section 12. Further, each Party may authorize its Wholly Owned Subsidiaries and its Related Subsidiaries to whom such Party has disclosed Specific Results pursuant to this Section 7.5 to exercise some or all of its rights to disclose Specific Results under and in accordance with Section 7.6.

7.6	Subject to provisions of this Section 7.6, AMD shall have the right to disclose the following portions of the Specific Results to Third Parties, but solely for the purpose of enabling such party to assist AMD, in exercising the rights granted to it hereunder:

7.6.1	specifications for masks, materials, chemicals, consumables and/or equipment to contractors or suppliers;

7.6.2	wafers and/or information to have equipment maintained; or

7.6.3	equipment lists and simple process flow information, excluding detailed process flow information or detailed process specifications, as necessary in order to enable installation of a process in a fabrication facility or to design and construct a facility to practice such process.

Such disclosures will not be made without a written agreement between the disclosing party and the recipient. Such agreements shall be subject to the following:

(a) such agreements must obligate the recipient to utilize the disclosed information solely for the benefit of the discloser and for no other purpose, and solely in furtherance of the purposes set forth in this Section 7.6;

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(b) such disclosures shall be subject to confidentiality terms that are the same or substantially similar to those set forth in this Agreement, and at a minimum must have a confidentiality term that is no shorter than that set forth herein; and

(c) the disclosing Party shall use reasonable efforts to negotiate a provision in the agreement whereby IBM would be granted third party beneficiary status (or the equivalent under whatever law applies to the agreement), to the extent permitted by law, with an independent right to enforce the confidentiality and license provisions of the agreement.

For the avoidance of doubt, AMD shall have the right under this Section 7.6 to disclose portions of Specific Results as may be incorporated into a Derivative Process as set forth in Sections 7.7 and 8.1, for the same purposes and subject to the same limitations as set forth herein.

Moreover, AMD shall have the right to disclose those portions of Specific Results listed below to their customers, solely for the purpose of enabling sales of Integrated Circuits embodying the Specific Results to such customers. Such portions shall include the following:

- Process roadmap and development schedule for Process Development Projects;

- Time schedule for development of device model library, and SPICE parameters;

- Design rules for each Process Development Project; and

- Simplified process flow (indicative of rough number of process and mask steps).

Such disclosures will not be made without a written agreement between the disclosing party and the recipient that, at a minimum, shall have a term of confidentiality no shorter than that set forth herein, and that limit such recipient’s use of such information to the purposes set forth herein.

7.7	As set forth in Section 8.1, AMD has the right to utilize one or more aspects of Bulk CMOS Information in their development of the Derivative Process. AMD shall have the right to disclose and sublicense as specified in Section 8 such Derivative Processes to its Wholly Owned Subsidiaries and their Related Subsidiaries at any time (such disclosures being subject to the conditions set forth in Section 7.5). AMD shall also have the right to disclose and sublicense as specified in Section 8 such Derivative Processes to Third Parties, as follows:

(i)	to not more than *** (***) Third Parties in total under this Agreement subject to Section 7.7(ii), *** (***) *** of the applicable Process Development Project and to AMD’s flash memory venture for the purpose of producing flash memory products, no earlier than *** of the applicable Process Development Project. It is understood that employees of AMD’s flash memory partner working within AMD’s flash memory venture might be exposed to such disclosed information and such exposure shall not constitute a disclosure under this Section nor a breach of any confidentiality obligations hereunder; and

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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(ii)	to an *** of ***, no earlier than *** of the applicable Process Development Project

Such sublicenses will not be granted without a written agreement between the disclosing party and the sublicensee. Such sublicenses and sublicense agreements shall be subject to the following:

(a) such sublicenses must be for the entire Derivative Process, and not solely or primarily those portions of the Derivative Process derived from the Specific Results;

(b) such sublicenses shall specifically exclude the right for the Third Party to utilize all or any aspect of the Derivative Process to develop, derive, or otherwise create a fabrication process to fabricate SOI Integrated Circuits;

(c) such sublicenses shall be subject to confidentiality terms that are the same or substantially similar to those set forth in this Agreement, and at a minimum must have a confidentiality term that is no less than that set forth herein;

(d) such sublicense shall terminate, with immediate effect if the Third Party undergoes any of the following:

becomes insolvent, is dissolved or liquidated, files or has filed against it a petition in bankruptcy, reorganization, dissolution or liquidation or similar action filed by or against it, is adjudicated as bankrupt, or has a receiver appointed for its business;

has all or a substantial portion of its capital stock or assets expropriated or attached by any government entity; or

with the exception of AMD’s flash memory venture, undergoes a Change of Control (as such term is defined in Section 12.3 of this Agreement, as modified to apply to such sublicensee instead of AMD); and

(e) to the extent permitted by law, such agreement shall grant IBM third party beneficiary status (or the equivalent under whatever law applies to the sublicense agreement) with an independent right to enforce the confidentiality and license term of the agreement. If AMD fails to reach an agreement with its disclosee(s) on such third party beneficiary status, then IBM shall discuss and negotiate with AMD for a possible alternative to this sub-section (e).

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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7.8	Notwithstanding any other provision of this Agreement, AMD shall not be prevented from furnishing or disclosing technical information developed solely by AMD, or by AMD and Third Parties (other than Toshiba and Sony) to any Third Party. Further, with respect to technical information developed by AMD and Sony or Toshiba outside the scope of this Agreement (deemed for the purpose of this sentence to include the scope of the Sony, Toshiba, IBM “S” Process Development Agreement) AMD shall not be prevented from furnishing or disclosing such technical information to any Third Party. Further, disclosure of such technical information shall not be prevented even if a minor portion of Bulk CMOS Information embodied in Specific Results is commingled with and constitutes an inseparable element of such technical information. If any dispute arises with regard to the definition of “minor portion” prior to disclosure, the Management Committee shall resolve such dispute. No royalties shall be payable in connection with the disclosures permitted by this Section 7.8.

In addition, AMD may request permission in writing from IBM to disclose Specific Results, in addition to that set forth in Sections 7.5, 7.6 and 7.7 to Third Parties. IBM will consider and respond in writing to each such request.

7.9	IBM shall have the right to disclose Specific Results to any Subsidiary or any Third Party, at any time and for any purpose, and such recipients shall have the right to disclose Specific Results to their Subsidiaries, provided that such disclosures shall be subject to appropriate confidentiality terms that, at a minimum, shall have a term of confidentiality no shorter than that set forth herein.

7.10	With respect to information that does not relate to the Process Development Projects and which is considered confidential by either Party, it is not the intention of either Party to disclose to or obtain from the other Party any such information. In particular, the Parties acknowledge that IBM has other development projects and relationships being conducted in the ASTC facility, and the Parties shall take reasonable precautions to limit the disclosure and receipt of information unrelated to Process Development Projects. In the event that a Representative of one Party obtains any such information of the other Party that is designated as confidential or which should from its nature be understood to be confidential, the Technical Coordinators of both Parties shall be informed, and any such information in tangible form shall promptly be returned to said originating Party. Nothing in this Agreement shall convey any right to said Party to use said tangible information for any purpose. However, any non-tangible information related to said information which is retained in the minds of the Party’s employees will be treated as Specific Results.

SECTION 8 – LICENSES TO BACKGROUND KNOW-HOW

8.1	IBM hereby grants to AMD, and AMD hereby grants to IBM, under their respective trade secret/know-how rights in and to Background Know-How that becomes part of Specific Results pursuant to Section 3, a non-exclusive, perpetual, worldwide, irrevocable (subject to all the terms and conditions of this Agreement) license, to use such Background

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Know-How for the purpose of researching, developing, engineering, manufacturing, using, marketing, selling, servicing and otherwise disposing of (i) SOI Integrated Circuits other than ***, (ii) Integrated Circuits that combine Bulk CMOS and SOI Device Information other than ***, or (iii) Bulk CMOS products other than ***. AMD shall have no obligation under this Agreement to pay any royalty for the licenses set forth in this Section 8, except as provided in Section 5 above.

The foregoing license shall include the right for AMD to utilize one or more aspects of Bulk CMOS Information for the development and qualification of their own, proprietary Bulk CMOS process (“Derivative Process”) and for developing, engineering, manufacturing, using, marketing, selling, servicing and otherwise disposing of Integrated Circuits other than SOI Integrated Circuits utilizing such Derivative Process, such Integrated Circuits being designed by any party. It is expressly confirmed that such license shall include the right for AMD to develop a Derivative Process.

8.2	IBM hereby grants to AMD, and AMD hereby grants to IBM, under their respective copyright rights in and to Background Know-How that becomes part of Specific Results pursuant to Section 3, a non-exclusive, perpetual, worldwide, irrevocable (subject to all the terms and conditions of this Agreement) license to copy documentation and other written expression, to make derivative works of such written expression, to distribute such documentation and derivatives as set forth elsewhere in this Section 8, and to execute, display, and perform to the extent consistent with the provisions of Section 7; provided however, that AMD shall make only such numbers of copies and create such derivative works as are reasonably necessary for them to carry out the license rights set forth in Sections 8.1, 8.5, 8.7, 8.8 and 8.9.

8.3	IBM hereby grants to AMD, and AMD hereby grants to IBM, under their respective mask work rights in and to Background Know-How that becomes part of Specific Results pursuant to Section 3, a non-exclusive, perpetual, worldwide, irrevocable (subject to all the terms and conditions of this Agreement) license to use any process-related mask design information provided to a Process Development Project (e.g. kerf test structures) and create derivative works thereof, as reasonably necessary for the licensed Parties to carry out the license rights set forth in Section 8.1. Unless otherwise authorized, this right shall not include any rights to utilize any product design information in such masks.

8.4	AMD hereby grants to IBM, under AMD’s trade secret and know how rights in and to Background Know-How that becomes part of Specific Results pursuant to Section 3, a non-exclusive, perpetual, worldwide, fully paid-up, and irrevocable (subject to all the terms and conditions of this Agreement), license to use such Background Know-How for the purpose of researching, developing, engineering, manufacturing, using, marketing, selling, servicing and otherwise disposing of Integrated Circuits, and to make derivatives of such information for such uses. In the case of copyrights, such license is to copy documentation and other written expression, to make derivative works of such written expression, to distribute such documentation and derivatives, and execute, display, and perform to the extent consistent with the provisions of Section 7; provided however, that IBM shall make only such numbers of copies and create such derivative works as are

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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reasonably necessary for it to carry out the license rights set forth herein. In the case of mask work rights, such license is to use any process-related mask design information provided to a Process Development Project (e.g. kerf test structures) and create derivative works thereof, as reasonably necessary for IBM to carry out the license rights set forth herein. Unless otherwise authorized, this right shall not include any rights to utilize any product design information in such masks. The foregoing rights include the right for IBM to use such information and materials at facilities it solely owns, with the right to also utilize such information and materials (subject to the foregoing restrictions) at facilities of Subsidiaries to whom such information and materials have been disclosed pursuant to Sections 7.9 and 8.5.

8.5	The licenses granted in Sections 8.1 through 8.4 shall include the right for each Party to sublicense consistent with their respective disclosure rights as set forth in Section 7, subject to the terms and conditions set forth therein and as may be applicable pursuant to this Section 8. Each Party agrees to not unreasonably withhold the granting, upon request by a recipient to whom disclosure has been made pursuant to Sections 7.5, 7.7, and 7.9, of a non-exclusive license under such Party’s patents, under reasonable and non-discriminatory terms and conditions, to the extent necessary for such recipient to utilize the disclosed information for the purposes set forth in the applicable clause of Section 7, provided such recipient otherwise respects the intellectual property rights of the granting Party.

8.6	No license or other right is granted herein by any Party to the other Party, directly or indirectly, by implication, estoppel or otherwise, with respect to any trade secrets, know-how, copyrights, mask works, patents, patent applications, utility models, or design patents except as expressly set forth in this Agreement, and no such license or other right shall arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation. The Parties expressly understand and acknowledge that any patent license rights that may be required to carry out the licenses set forth in this Agreement are set forth in separate patent cross-license agreements between them.

8.7	After September 30, 2003, AMD may exercise the sublicensing option in this Section 8.7.

IBM hereby grants to AMD the right to disclose and sublicense the process technology developed by IBM and AMD under this Agreement including SOI Device Information and Bulk CMOS Information subject to the following requirements. AMD may sublicense no more than *** with a combined maximum of *** wafers per month for 65 nm and 45 nm technology consumed by, or supplied to the ***. Said combined maximum volume amount for a specific technology will apply until the confidentiality period for that specific technology expires. AMD must own greater than *** (defined in the same manner as for Subsidiary except for the ownership percentage) *** and the *** own the *** except for ***. The *** will derive no more than *** percent of its total revenue from ***. The *** will not be based in *** (which for purposes of this Section 8.7 *** does not include ***). The *** will not have the right to use the licensed technology to provide ***. The *** will not have the right to use the licensed technology other than ***. The *** will not be *** any sooner than *** after the later termination of either the ***. The *** will not be located in ***.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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If AMD builds a 65 nm or 45 nm manufacturing facility for the purpose of exercising AMD’s rights and performing AMD’s obligations under the immediately proceeding paragraph of this Section 8.7 and AMD and *** cannot utilize all of the combined maximum capacity of *** wafers per month, then six (6) months prior to start of installation of 65 nm and 45 nm technology for volume production for any unutilized combined maximum capacity, and yearly thereafter for any uncontracted, unutilized combined maximum capacity, AMD will so notify IBM in writing, and IBM will have the right of first refusal of the unutilized combined maximum capacity at a price to IBM of the then current average market price for such wafers *** (***) percent, but in no event will *** under substantially similar terms and conditions. For the capacity that IBM refuses, AMD may sell *** including *** subject to this Section 8.7 to Third Parties (other than those that are not permitted to be a ***) provided AMD pays the royalty specified in Section 5.6. The foregoing notification obligation will cease when the royalty payment obligation for a technology expires.

8.8	IBM and AMD will meet on or before June 30, 2007 to discuss the possibility of continuing “S” Process development for the period beginning upon the expiration of this Agreement and ending no later than Dec 31, 2011 (“Extension Period”). The exact Strategic Technology Objectives for Process Development Projects during the Extension Period will be negotiated by IBM and AMD with the goal of industry leading performance. IBM will attempt to recruit a third and fourth partner for participation in “S” Process development during the term of the Extension Period and AMD will assist IBM in these recruitment efforts and will be flexible in altering the terms and conditions of the “S” Process development to accommodate such third and fourth partners, provided however, the third or fourth partner is not Intel and the Strategic Technology Objectives still seek industry leading performance.

8.9	If IBM and AMD do not reach agreement by December 31, 2007 to an extension of this Agreement beyond December 31, 2008, then IBM will grant AMD the license and sublicense rights in this Section 8.9 effective as of January 1, 2009. (See Section 5.8 for payment terms)

IBM hereby grants to AMD a license to the process technology developed by IBM and AMD under this Agreement including SOI Device Information and Bulk CMOS Information to complete development of the 45 nm technology and develop SOI process technology below 45 nm. The license includes the right to sublicense no more than *** wherein AMD contributes at least *** and the right for AMD and the *** to use and disclose the 45 nm technology and below to Wholly Owned Subsidiaries. The *** will derive no more than *** percent of its total revenue from ***. The *** will not be based in *** (which for purposes of this Section 8.9 *** does not include ***). The *** will not have the right to use the licensed technology to provide ***. The *** will not be *** no sooner than *** after termination of either the ***. The *** will not be located in ***.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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8.10	Notwithstanding any provisions to the contrary in this Agreement, IBM hereby grants to AMD a nonexclusive, nontransferable worldwide, fully paid-up (on receipt by IBM of both payments set forth in Section 5.9), royalty-free, irrevocable and perpetual (except if terminated pursuant to Section 12.5) right and license under all copyrights, trade secrets and know-how, owned or licensable by IBM, contained in the IBM Background Know-How and Specific Results to have Licensed Products manufactured at *** for AMD in a 90 and/or a 65 nanometer semiconductor manufacturing process. For clarity, the license grant in this Section 8.10 shall include the right of AMD to disclose IBM Background Know-How and Specific Results, received by or available to AMD under this Agreement prior to September 30, 2004, to ***, to the extent needed to exercise the license granted herein, provided *** agrees to be bound by substantially the same confidentiality terms as are applicable to AMD in Sections 7.2, 7.3 and 7.4. For the avoidance of doubt, the license grant in this Section 8.10 shall not relieve AMD of its royalty obligations for ASIC Products under Section 5.4.

8.11	Notwithstanding any provisions to the contrary in this Agreement, the licenses granted to AMD in Section 8.10 shall include the right of AMD to sublicense AMD Wholly Owned Subsidiaries. Each sublicensed Wholly Owned Subsidiary shall be bound by the terms and conditions of this Agreement as if it were named in place of AMD. Any sublicense granted to a Wholly Owned Subsidiary shall automatically terminate on the date each such Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary of AMD, unless such cessation occurs after December 31, 2012.

8.12	Notwithstanding any provisions to the contrary in this Agreement, IBM shall grant to a ***-AMD Manufacturing Facility designated by AMD, a nonexclusive, nontransferable, worldwide, fully paid-up (upon completion of the payments set forth in Section 5.9), royalty-free, irrevocable and perpetual (except if terminated pursuant to Section 12.5) right and license under all copyrights, trade secrets and know-how, owned or licensable by IBM, contained in the IBM Background Know-How and Specific Results to make Licensed Products, in a 90 and/or a 65 nanometer semiconductor manufacturing process for sale only to AMD and AMD Wholly Owned Subsidiaries. For clarity, the license grant in this Section 8.12 shall include the right of AMD to disclose IBM Background Know-How and Specific Results, received by or available to AMD under this Agreement prior to September 30, 2004, to the ***-AMD Manufacturing Facility, to the extent needed to exercise the license granted herein, provided the ***-AMD Manufacturing Facility agrees to be bound by substantially the same confidentiality terms as are applicable to AMD in Sections 7.2, 7.3 and 7.4. For the avoidance of doubt, the license grant in this Section 8.12 shall not relieve AMD of its royalty obligations for ASIC Products under Section 5.4.

8.13	Pursuant to the patent cross license agreement entered into between IBM and AMD with an effective date of January 1, 1997, each Party has granted certain licenses to the other under its patents based on patent applications filed prior to July 1, 2005, as more fully described in that patent cross license agreement. IBM and AMD acknowledge and agree that the licenses granted in this Section 8 of this Agreement do not include licenses under the patents of either Party.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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8.14	IBM shall not be responsible to AMD for the quality of Licensed Products manufactured by *** or the ***-AMD Manufacturing Facility for AMD.

8.15	All information materials provided by AMD to *** pursuant to Section 8.10 and 8.11 of this Agreement shall be furnished “as is.” IBM MAKES NO WARRANTY AS TO THIS INFORMATION OR MATERIALS, OR AS TO THE RESULTS TO BE ATTAINED BY *** OR THE ***-AMD MANUFACTURING FACILITY FROM THE USE OF THE INFORMATION OR MATERIALS, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. IBM makes no representations or warranty that the use of the foregoing information or materials is sufficient for *** or the ***-AMD Manufacturing Facility to develop or manufacture any product or for anything else.

8.16	Neither Party makes any representation or warranty, express or implied, or assumes any liability, with respect to the infringement of patents or other rights of third parties which may arise out of the use of any of the information or materials furnished to *** or the ***-AMD Manufacturing Facility by AMD hereunder, or due to AMD’s operation under the licenses granted in Sections 8.10 and 8.11, notwithstanding that a Party may be or may become licensed under the patents or other rights of third parties relating to inventions which may or may not be practiced in the information or materials furnished by AMD to *** or the ***-AMD Manufacturing Facility. Each Party understands that no license or other right is extended to it or to its customers or to *** under any such third party patents or other intellectual property rights.

SECTION 9 - LICENSE TO RESIDUALS AND PROPRIETARY TOOLS

9.1	Notwithstanding any other provisions of this Agreement, to the extent that such use does not infringe the valid patents, patent applications, registered designs, or copyrights of the other Party, and subject to the provisions of Section 7, each Party shall be free to use the residuals of Specific Results, the other Party’s Background Know-How, and Proprietary Tools, if any, and other confidential information received pursuant to Section 7.2, above, for any purpose, including use in the development, manufacture, marketing, and maintenance of any products and services. The term “residuals” means that information in non-tangible form which may be mentally retained by those Representatives of a Party who have had access to Specific Results or the Background Know-How and Proprietary Tools, if any, of the other Party, pursuant to this Agreement. The Parties agree that the receipt of Specific Results, the Background Know-How, or the Proprietary Tools, if any, of another Party shall not create any obligation in any way limiting or restricting the assignment and/or reassignment of a Party’s Representatives within that Party.

9.2	Each Party grants to the other Party under the Proprietary Tools provided by that Party for use in the Process Development Projects, an irrevocable, non-exclusive and royalty-

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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free license to use, execute, display, and perform such Proprietary Tools in the ASTC for the purpose of the Process Development Projects. Any Proprietary Tools that are introduced into the ASTC for the purpose of the Process Development Projects may not be transferred from the ASTC or used by a Party outside the ASTC without the express written consent of the Party introducing the Proprietary Tool(s). Any Party providing Proprietary Tools used in the Process Development Projects that are not available from another source or for which there is no reasonable substitute, will, to the extent it has the right to do so, and on terms and conditions (including reasonable fees) to be negotiated, grant a non-exclusive license to the other Party to use such Proprietary Tools outside the Process Development Projects in furtherance of their respective license rights set forth in Section 8.

SECTION 10 – OWNERSHIP OF SPECIFIC RESULTS

10.1	Except with respect to Designated Inventions, as set forth in Section 11 of this Agreement, and except with respect to Background Know-How, Specific Results shall be the property of both Parties which shall own the mask works, copyright, trade secret, know-how and similar rights in all such material jointly without accounting to the other Party. For the avoidance of doubt, such joint ownership shall include Inventions other than Designated Inventions. Moreover, for the avoidance of doubt, this Agreement shall constitute written consent of such joint owner for the disclosing Party to make the disclosures set forth in Section 7, to the extent such joint consent is required in a given jurisdiction; provided, however, that such assent is subject to the terms and conditions of this Agreement. Before applying to register or record in any country any of the rights or material to which this Section 10 relates, the Parties shall hold consultations and agree on whether this is appropriate and, if so, which of them shall make such application and in which countries.

10.2	The joint ownership by the Parties of all copyright and similar right in and to Specific Results shall be subject to Sections 7 and 8; the Parties understand and agree that their status as joint owners does not grant them any rights to utilize Specific Results over and above their respective disclosure rights as set forth in Section 7 of this Agreement.

SECTION 11 - OWNERSHIP OF DESIGNATED INVENTIONS

11.1	Each Designated Invention made solely by one or more Representatives or contractors of one Party, and title to all patent applications filed thereon and all patents issued thereon, shall be solely the property of the inventing Party, subject to a patent license granted in Section 11.3 below. It shall be in the sole discretion of the inventing party to determine whether or not to file a patent application on an Invention, thereby creating a Designated Invention.

11.2	Designated Inventions made jointly by one or more Representatives or contractors of one Party with one or more Representatives or contractors of any other Party, and title to all

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patent applications filed thereon and all patents issued thereon, shall be jointly owned by the inventing Parties. Each inventing Party shall have the right to grant licenses (including the right of any licensee to grant sublicenses) to the inventing Party’s Subsidiaries and/or to Third Parties under any patent issued on such a joint Designated Invention without compensation to the other inventing Party and/or its or their Representatives or contractors, which hereby give any necessary consent for granting such licenses as may be required by the law of any country. All expenses, other than internal patent department expenses of the Parties, incurred in obtaining and maintaining such patents shall be equally shared by the inventing Parties (except as provided hereinafter). Prior to filing any patent application in respect of any such joint Designated Inventions the inventing Parties shall hold consultations and agree on whether this is appropriate and, if so, which of them shall file and prosecute such application and in which countries corresponding applications shall be filed and by whom. With respect to any joint Designated Invention, where one inventing Party elects not to seek or maintain such protection thereon in any particular country or not to share equally in the expenses thereof, the other inventing Party shall have the right to seek or maintain such protection in said country at its or their own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issued thereon shall be joint.

11.3	With respect to Designated Inventions under Sections 11.1, the owning Party hereby grants the other Party the same rights and obligations with respect to the relevant Specific Results provided for in this Agreement to carry out the activities set forth in this Agreement (including, but not limited to, Sections 7, 8 and 9). With respect to patents issued on said Designated Inventions, the license granted by the owning Party to the other Party shall be an irrevocable (subject to the terms and conditions of this Agreement), worldwide, non-exclusive, royalty-free, paid-up license to make, have made, use, lease, sell, offer to sell, import and otherwise transfer any products and to practice and have practiced any process and shall include the right of such licensed Party to sublicense its Subsidiaries of the same or within the scope of the foregoing license.

11.4	Each Party shall give the other Party all reasonable assistance in connection with the preparation or prosecution of any patent application filed by said other Party and shall cause to be executed all assignments and other instruments and documents as said other Party may consider necessary or appropriate to carry out the intent of this Section 11.

11.5	Nothing in this Agreement shall affect any patent license agreements between the Parties currently existing, but may confer rights on one or more Parties in addition to the rights they may have under such existing agreements.

11.6	To the extent that a license grant under Sections 9 and 11 recites the right to make any product, apparatus and/or material, or practice any method or process in the manufacture of same, such grant shall not be construed as conveying the right to a Party or other entity to “have made” such product apparatus and/or material, or “have practiced” any such method or process, unless such right is expressly recited therein.

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11.7	The Project Leaders shall establish a procedure for reviewing Invention disclosures in order to determine which Inventions are subject to the provisions of Section 11.2 of this Agreement relating to joint Inventions.

SECTION 12 - TERM AND TERMINATION

12.1	This Agreement shall be in effect from the Effective Date and, unless previously terminated as hereinafter set forth, shall remain in force until December 31, 2008. The term of this Agreement may be extended by the mutual agreement of the Parties. Notwithstanding the foregoing, if the *** slips beyond the expiration date of this Agreement, this Agreement shall be extended for an additional three (3) month period without additional development payments pursuant to Section 5.1. All other terms and conditions of the Agreement will remain in effect during such three (3) month period. If such slippage is greater than three (3) months this Agreement may be extended for additional three (3) month periods by mutual agreement of the Parties; however, AMD shall pay an additional *** dollars ($***) each per quarter for any such extensions.

12.2	At expiration of this Agreement, Sections 1; 4.9; 5.2, 5.4 – 5.11 inclusive; 6; 7.1, 7.3-7.10 inclusive; 8; 9; 10; 11; 12; 13; 16; 17 and 18 shall survive and continue after the date of such expiration and shall bind the Parties and their legal representatives, successors and assigns.

12.3	Either Party shall have the right to immediately terminate this Agreement as to a breaching Party (as defined herein) by giving written notice of termination to the other Party if the other Party (the “breaching Party”) 1) permanently ceases doing business; 2) is adjudged bankrupt or insolvent or files a petition for bankruptcy; 3) goes into liquidation; or 4) undergoes a Change of Control.

A “Change of Control” shall be deemed to have occurred if (a) there shall be consummated (i) any consolidation or merger of a Party in which such Party is not the continuing or surviving corporation, or pursuant to which shares of such Party’s common stock would be converted into cash, securities or other property, other than a merger of such Party in which the holders of such Party’s common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of such Party, or (b) the stockholders of a Party shall approve any plan or proposal for the liquidation or dissolution of such Party, or (c) any person (as such term is used in section 13(d) and 14(d) (2) of the Securities Exchange Act of 1934 (the Exchange Act”) other than a Party or any employee benefit plans sponsored by such Party, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the company representing: (i) more than one third of voting securities having the voting power of such Party’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, or otherwise, only if such person and its Subsidiaries exceeded ten billion US dollars in revenue from the sale of microprocessor Semiconductor Products in calendar year 2001; or (ii) fifty percent (50%) or more of voting securities having the voting power of such Party’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, or otherwise.

12.4	If either Party to this Agreement fails to perform or violates any material obligation of this Agreement, then, upon thirty (30) days written notice to the breaching Party specifying such failure or violation (the “Default Notice”), the non-breaching Party may terminate this Agreement as to the breaching Party, without liability, unless:

The failure or violation specified in the Default Notice has been cured within a thirty (30) day period; or

The failure or violation reasonably requires more than thirty (30) days to correct (specifically excluding any failure to pay money), and the breaching Party has begun substantial corrective action to remedy the failure or violation within such thirty (30) day period and diligently pursues such action, in which event, termination shall not be effective unless ninety (90) days has expired from the date of the Default Notice without such corrective action being completed and the failure or violation remedied.

12.5	Notwithstanding any provision to the contrary elsewhere in this Agreement, the non-breaching Party shall have the right to terminate all licenses and disclosure rights granted to the breaching Party pursuant to Sections 7, 8, 9, 10 and 11. If such licenses are terminated, the breaching Party shall immediately return to the non-breaching Party, or destroy, any documentation or materials embodying Specific Results and/or Background Know-How, and such return or destruction shall be certified to the non-breaching Party, in writing, by an officer of the breaching Party. Notwithstanding any such termination of licenses and disclosure rights to the breaching Party, the rights granted by the breaching Party to the non-breaching Party shall survive and remain in full force and effect. In addition, the breaching Party shall continue to be bound by the limitations and obligations set forth in Sections: 1; 4.9 and 4.10; 5; 6; 7.1, 7.3, 7.4; 8.6; 9.2; 12; 13; 16; 17; and 18.

SECTION 13 - FUNDS TRANSFER, NOTICES AND OTHER COMMUNICATIONS

13.1	Any notice or other communication required or permitted to be given to either Party pursuant to this Agreement shall be sent to such Party by facsimile or by registered airmail, postage prepaid, addressed to it at its address set forth below, or to such other address as it may designate by written notice given to the other Party. All payments due hereunder to IBM shall be made to IBM by telegraphic transfer or other equally expeditious means and IBM shall notify the other Party within thirty (30) days of the date

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of this Agreement of the account and other details needed by the other Party in order to effect such transfer. Any such payment, invoice, notice or other communication shall be effective on the date of receipt. The addresses are as follows:

13.1.1	In the case of IBM,

for mailing notices and other communications to IBM:
IBM Corporation
2070 Route 52
Hopewell Junction, NY 12533
Fax: ***
Attention: ***
With a copy to:
***
IBM Corporation
Drop 92B
2070 Route 52
Hopewell Junction, NY 12533
Fax: (845) 892-5358
Attention: Associate General Counsel, Microelectronics
for electronic funds transfer to IBM:
IBM Director of Licensing
International Business Machines Corporation
***
***
***
Bank Account Number: ***
ABA Routing Number: ***

13.1.2	In the case of AMD,

for mailing notices and other communications to AMD:
AMD
One AMD Place
PO Box 3453, MS150
Sunnyvale, CA 94088
Tel: (408) 749-2202
Fax: (408) 774-7399
Attention: General Counsel

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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SECTION 14 - POTENTIAL EXPANSION OF PROCESS DEVELOPMENT PROJECTS

Either Party may submit a request to the Management Committee to expand the scope of the Process Development Projects as set forth in Section 3.1. In order to expand the scope of the Process Development Projects the Management Committee must mutually agree and submit such proposal to the senior executives of the Parties, as defined in Section 4.1.1 for review. If the Parties agree to a change of scope, any such agreement must be set forth in a signed amendment to this Agreement. In determining whether or not to expand the scope of the Process Development Projects, the Parties shall evaluate each such request in light of the overall impact such modification would have on the Strategic Technology Objectives and Development Schedule of the Process Development Projects, set forth in Exhibits A and B, as well as cost, schedule, and other business objectives.

SECTION 15 - FORCE MAJEURE

15.1	Either Party hereto shall be excused from the fulfilment of any Process Development Project obligation, except for payment obligations, under this Agreement for so long as such fulfilment may be hindered or prevented by any circumstances of force majeure such as but not limited to acts of God, war, riot, strike, lockout, labor unrest, fire, flood, other natural catastrophe, shortage of materials or transportation, national or local government regulations or any other circumstance outside its control, provided that the Party seeking to be excused shall make every reasonable effort to minimize the hindrance of such fulfilment.

15.2	Upon the ending of such circumstance, the Party excused shall without undue delay resume the fulfilment of obligations affected.

SECTION 16 - TAXES

Each Party shall bear and pay all taxes (including, without limitation, sales and value added taxes but excluding income tax as specified below) imposed by its own national government, including any political subdivision thereof, as the result of the existence of this Agreement or the exercise of rights hereunder. If either Party is required by its national government to pay income tax in respect of the payments and/or royalties made by it to either or both of the other Parties, said Party shall pay such income tax on behalf of said other Party. Said Party may deduct such income tax from said payments and/or royalties otherwise due and shall furnish said other Party, within a reasonable time after its receipt of tax certificates from the applicable government entity such certificates and other evidence of deduction and payment thereof as said Party may properly require. In addition, each Party may independently pursue any applicable tax credit for its share of expenses related to the Process Development Projects.

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SECTION 17 - LIMITATION OF LIABILITY

17.1	In no event shall either Party be liable to the other Party for incidental damages, punitive damages, lost profits, lost savings or any other such damages, including consequential damages, regardless of whether the claim is for breach of contract, breach of warranty, tort (including negligence), failure of a remedy to accomplish its purpose or otherwise, even if such Party (or any Subsidiary) has been advised of the possibility of such damages.

17.2	In no event shall either Party’s (or its respective Subsidiaries’) aggregate liability to the other Party for actual direct damages in connection with any claim or claims relating to this Agreement exceed the amount of *** United States dollars (US $***), regardless of the form of action, provided that this limitation will not apply to: i) any claim for payment of a sum or sums properly due under this Agreement; ii) breach of confidentiality or license; or iii) death, personal injury or physical damage to real property or tangible personal property resulting from a Party’s own negligence, or that of its employees, agents or subcontractors.

17.3	Nothing contained herein shall limit either Party’s right to seek a preliminary injunction, temporary restraining order or any other equitable relief in order to avoid material harm to its property, rights or other interests. The Parties agree that for breaches of confidentiality or license provisions the Party whose license grant or confidential information has been breached (“non-breaching Party”) shall suffer irreparable harm and that remedies at law may be insufficient; therefore, the non-breaching Party may seek any remedy at law or in equity, including but not limited to, preliminary injunction, injunction, and/or a temporary restraining order, without having to prove either failure of a remedy at law or irreparable harm.

17.4	In no event shall either Party (or its respective Subsidiaries) be liable for any damages claimed by the other Party based on any Third Party claim, except as specifically set forth in Section 17.2 (iii) above.

SECTION 18 - GENERAL

18.1	Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either Party hereto (including any contraction, abbreviation or simulation of any of the foregoing); and each Party hereto agrees not to disclose to other than its Subsidiaries the terms and conditions of this Agreement except as may be required by law or government rule or regulation, without the express written consent of the other Party. Notwithstanding the foregoing, 1) the Parties shall be permitted to disclose a summary of pertinent Sections of this Agreement that are reasonably necessary for disclosing and/or licensing under this Agreement, and 2) each Party shall be permitted

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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to disclose pertinent Sections of this Agreement to such Party’s independent accounting firm and outside attorneys; provided, however, that any such disclosure is under a written agreement containing restrictions of confidentiality at least as stringent as those contained herein.

18.2	This Agreement shall be construed, and the legal relations created herein between the Parties shall be determined exclusively, in accordance with the laws of the United States of America and, specifically, the State of New York, without regard to conflicts of law, as if said Agreement were executed in, and fully performed within, the State of New York. Any proceeding to enforce, or to resolve disputes relating to, this Agreement shall be brought before a court of competent jurisdiction in the State of New York, including a Federal District Court, sitting within such State. Parties hereby expressly waive any right to a jury trial and agree that any proceeding hereunder shall be tried by a judge without a jury. In any proceedings no Party shall assert that such court lacks jurisdiction over it or the subject matter of the proceeding.

18.3	In the event of any dispute under this Agreement, and as a condition precedent to any Party filing suit, instituting a proceeding or seeking other judicial or governmental resolution in connection therewith, the Parties will attempt to resolve such dispute by negotiation in accordance with the following dispute resolution process. Excepting only that a Party may institute a proceeding seeking an order for payment of any sum properly due and unpaid, a preliminary injunction, temporary restraining order, or other equitable relief, if necessary in the opinion of that Party to avoid material harm to its property, rights or other interests, before commencing or at any time during the course of, the dispute procedure in this Section 18.3.

18.3.1	Such negotiations shall first involve the individuals in the Management Committee. These individuals will exercise reasonable efforts to resolve such dispute.

18.3.2	If such negotiations do not result within thirty (30) calendar days of their receipt of a written referral to them in a resolution of the dispute, the dispute will be referred in writing to the senior executives named in Section 4.1.1, above, which senior executives shall discuss and meet in person, if necessary, in order to attempt to negotiate a resolution to the dispute.

18.3.3	Except as set forth above, no Party shall file suit, institute a proceeding or seek other judicial or governmental resolution of the dispute until at least sixty (60) calendar days after the first meeting between the senior executives.

18.4	In the event that any litigation occurs between or among the Parties pertaining to this Agreement and any technical issues arise in the course thereof, the Parties shall make good faith efforts to select one or more neutral mutually acceptable technical experts with expertise in the pertinent technical issues to assist the court in understanding and evaluating such issues.

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18.5	Nothing contained in this Agreement shall be construed as conferring on any Party any license or other right to copy the exterior design of any product of the other Party.

18.6	No Party shall assign any of its rights or obligations under this Agreement without prior written permission from the other Party. If any Party reorganizes its business so as to set up a Related Subsidiary or Wholly Owned Subsidiary that shall include the entire business and assets responsible for such Party’s performance of its obligations under this Agreement then the other Party agrees that the permission to assign to such Related Subsidiary or Wholly Owned Subsidiary shall not be unreasonably withheld. Any attempted such assignment without such permission shall be null and void.

18.7	No actions, regardless of form, arising out of this Agreement, except for non-payment actions or intellectual property actions, may be brought by either Party more than two (2) years after the cause of action has arisen.

18.8	Each Party shall be responsible for compliance with all applicable laws, regulations and ordinances. In addition, no Party and none of its agents or employees acting on behalf of said Party will export or re-export any confidential information of the other Party, or any process, product or service that is produced as a result of the use of such confidential information, to any country specified in the applicable laws and regulations of the United States as a prohibited destination, without first obtaining the relevant government’s approval, if required. As of the Effective Date the countries and nationals excluded for Specific Results and Proprietary Tools under the United States export laws and regulations are: Cuba, Iran, Iraq, Libya, North Korea, Sudan, and Syria.

18.9	All monetary amounts specified herein are in lawful money of the United States of America. Any action required herein to be taken by a specified calendar month shall be taken by the last day of said month.

18.10	Neither this Agreement nor any activities hereunder shall impair any right of any Party to design, develop, manufacture, sell, market, service, or otherwise deal in, directly or indirectly, manufacturing processes, products or services developed by such Party completely independent of this Agreement, including those which are competitive with those offered by any Party. Subject to the confidentiality and license limitations set forth in this Agreement, each Party may pursue activities independently with any Third Party even if similar to the activities under this Agreement.

18.11	Each Party is an independent contractor and not an agent, employee or fiduciary of any other Party for any purpose whatsoever. No Party shall make any warranties or representations on any other’s behalf, nor shall it assume or create any other obligations on any other’s behalf. Nothing herein shall be taken to constitute a partnership or joint venture between or among the Parties hereto.

18.12	Press releases and other like publicity or advertising relating to this Agreement and/or which mentions the other Party by name shall be agreed upon by the Parties in writing prior to any release, such agreement not to be unreasonably withheld.

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18.13	If any section or subsection of this Agreement is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such section or subsection in every other respect and the remainder of the terms of this Agreement shall continue in effect so long as the amended Agreement still expresses the intent of the Parties. If the intent of the Parties cannot be preserved, the Agreement shall be renegotiated with the Parties substituting for any invalid or unenforceable provision a valid or enforceable provision that achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision.

18.14	Any waiver by either Party of any breach of, or failure to enforce at any time, any of the provisions of any of this Agreement, shall not be construed as or constitute a continuing waiver of such provision, or a waiver of any other provision of this Agreement, nor shall it in any way affect the validity of any of this Agreement or any part thereof, or the right of either Party thereafter to enforce each and every provision of any of this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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18.15	This Agreement will not be binding upon the Parties until it has been signed herein below by or on behalf of each Party in which event it shall be effective as of the date first above written. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, made in the course of discussions and/or negotiations between the Parties or any officer or representative thereof with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed on behalf of each of such Parties by their respective representatives thereunto duly authorized. The requirement of written form may only be waived in writing.

18.16	This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but each of which together shall constitute one and the same agreement. Fax signatures will have the same legal effect as original signatures.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Advanced Micro Devices, Inc.		International Business Machines Corporation

By:	/s/ Daryl Ostrander	By:	/s/ Harry C. Calhoun
Name:	Daryl Ostrander		Harry C. Calhoun
Title:	Senior Vice President,		VP Strategy – Technology, IBM
	Logic Technology &		Systems and Technology Group
Manufacturing, Product
Technology Implementation
CPG

Date: September 15, 2004		Date: September 15, 2004

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EXHIBIT A: TECHNICAL OBJECTIVES

EXHIBIT B: PROJECTED SCHEDULE

EXHIBIT C: AMD STAFFING

EXHIBIT D: MANAGEMENT COMMITTEE RESPONSIBILITIES

EXHIBIT E: PROJECT LEADER RESPONSIBILITIES

EXHIBIT F: VISITATION GUIDELINES

EXHIBIT G, H and I, Intentionally Left Blank

EXHIBIT J: DOCUMENTATION

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EXHIBIT A

A.1 CMOS 10S TECHNICAL OBJECTIVES

Strategic Technology Objectives

***

Technology Implementation Options

The CMOS-10S technology may include the following features if needed and technically feasible:

***

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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EXHIBIT A

A.2 CMOS10SE TECHNICAL OBJECTIVES

Strategic Technology Objectives

***

Technology Implementation Options

The CMOS-10SE technology may include the following features if needed and technically feasible:

***

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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EXHIBIT A

A.3 CMOS-11S TECHNICAL OBJECTIVES

Strategic Technology Objectives

***

Technology Implementation Options

The CMOS-11S technology may include the following features if needed and technically feasible:

***

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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EXHIBIT A

A.4 CMOS-11S2 TECHNICAL OBJECTIVES

Strategic Technology Objectives

***

Technology Implementation Options

The CMOS-11S2 technology may include the following features, if needed and technically feasible:

***

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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EXHIBIT A

A.5 CMOS-12S TECHNICAL OBJECTIVES

Strategic Technology Objectives

***

Technology Implementation Options

The CMOS-12S technology may include the following features if needed and technically feasible:

***

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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EXHIBIT A

A.6 CMOS-12S2 TECHNICAL OBJECTIVES

Strategic Technology Objectives

***

Technology Implementation Options

The CMOS-12S2 technology may include the following features if needed and technically feasible:

***

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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EXHIBIT B

PROJECTED SCHEDULE

PROJECT	10S	10SE	11S	11S2	12S	12S2
T-Bulk	***	***	***	***	***	***
T1	***	***	***	***	***	***
T2**	***	***	***	***	***	***

**	DEPENDENT ON THE AVAILABILITY OF A SUITABLE CUSTOMER PRODUCT

Checkpoint Definitions:

T–Bulk date: Initially identify elements of the relevant Process Development Project that IBM plans to use in IBM’s Bulk CMOS

T1: yield process and reliability demonstration on an integrated process Test Site

T2: meets functional requirements for an SOI Integrated Circuit product (not Test Site)

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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EXHIBIT C

AMD STAFFING ALLOCATION*

Technical AREA	EXAMPLE	Proposed AMD Engineers**
FEOL Integration	Integration	TBD
FEOL Unit Process	RIE, Hot, Clean, CMP, CVD, Silicide, oxide	TBD
Other FEOL Module Development	SOI material, SiGe, etc.	TBD
Lithography	Resist, metrology, OPC, Stepper Application	TBD
Other Lithography + Model	Data prep, Modeling, ESD	TBD
BEOL Integration	Integration	TBD
BEOL Unit Process	SiLK, CVD, RIE, Liner, CMP	TBD
Device Design	Device, Characterization, manual	TBD
Device	Device Modeling, SPICE Modeling	TBD
Product Engineering Associated with Process Qualification	Test Program, Failure Analysis	TBD
***

*	The Staffing Allocation will be determined by the mutual agreement of the IBM Project Leader and AMD Deputy Project Leader.
**	These engineers are expected to be productive immediately and should have enough experience in the given technology area to work independently and lead sub teams.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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EXHIBIT C

MINIMUM STAFFING PARTICIPATION

(Average Annual Staffing Level)

	2003	2004	2005	2006	2007	2008
AMD	***	***	***	***	***	***

***	Ramp to this staffing level by end of June 2003. For the avoidance of doubt, until March 2003, no compensation pursuant to Section 4.3 shall be required for failure to meet the minimum staffing requirements.

***	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 4, 2004.

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EXHIBIT D

RESPONSIBILITIES OF THE MANAGEMENT COMMITTEE

-	Approve changes in Strategic Technical Objectives as set forth in Exhibit A*

-	Approve changes of schedules of the Projects set forth in Exhibit B*

-	Establish a regular review process on no more than a quarterly basis with business executives of each of the Parties of at least the level of Vice President or other comparable level.

-	Approve external communications about the goals of the Projects and external publications*

-	Resolve such other items as the Management Committee deems appropriate or as indicated elsewhere in the Agreement as requiring the agreement of the Management Committee.

* Items marked require unanimous approval of the Management Committee

All other responsibilities, including day-to-day management responsibility for the results to be achieved under the Agreement, shall reside with the IBM Project Leader with the help of the AMD Deputy Project Leader.

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EXHIBIT E

RESPONSIBILITIES OF THE IBM PROJECT LEADER

Project organization and coordination

-	Responsible for implementation of directives from the Management Committee for the Process Development Projects

-	Responsible for identification and presentation to Management Committee of those items which need Management Committee approval

-	Responsible for Project reporting at Management Committee reviews

-	Responsible for quarterly reports (technology status, milestones).

-	Responsible for allocation of Project resources

-	Responsible for review and approval of technical publications

-	Responsible for determining the organizational structure of the Project Team and appointing key technical leaders and project managers to execute Projects

-	Responsible for managing the IBM infrastructure to support the Project Activities

-	Responsible for Project schedule planning

-	Responsible for management of IBM Personnel

-	Responsible for completion of Documentation for each Process Development Projects

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EXHIBIT E

RESPONSIBILITIES OF THE AMD DEPUTY PROJECT LEADER

-	Responsible for implementation of directives from the Management Committee for the Projects

-	Responsible for identification and presentation to Management Committee of those items which need Management Committee approval

-	Responsible for Project reporting at Management Committee reviews

-	Responsible for quarterly reports (technology status, milestones)

-	Responsible for review and approval of technical publications

-	Responsible for management of respective Party’s personnel

-	Responsible for completion of Documentation for each Process Development Projects

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EXHIBIT F

VISITATION GUIDELINES

1.0	IBM shall issue security badges to visitors. Security badges must be returned by visitors at the end of each assignment. Security badges must be visibly displayed at all times by visitors while on IBM premises. If the security badge is lost or stolen, the IBM Technical Coordinator shall be immediately advised. Security badges shall not be loaned or interchanged.

2.0	Visitors shall only enter those buildings, departments, or areas which are specifically designated by the IBM Technical Coordinator and for which entry is required under this Agreement.

3.0	Visitors shall comply with all log-in/log-out requirements when entering or leaving IBM buildings and/or designated work areas.

4.0	Visitors shall comply with all security and safety guidelines which are posted on IBM premises and/or are otherwise specified by IBM.

5.0	IBM copying equipment and/or other IBM equipment (such as data processing equipment and word processing equipment) shall not be used by visitors except with prior approval of the IBM Technical Coordinator.

6.0	Visitors shall not disturb materials lying on IBM desks, mounted on easels or displayed on chalkboards.

7.0	Visitors shall promptly leave buildings and department areas after completing work assignments.

8.0	Visitors shall not leave IBM external doors propped open. No IBM materials shall be removed from buildings without prior written approval.

9.0	Alcoholic beverages, illegal drugs, guns and ammunition, cameras, and recording devices are not permitted on IBM premises.

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EXHIBITS G, H and I LEFT INTENTIONALLY BLANK

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EXHIBIT J

DOCUMENTATION

Wafer Process And Characterization Documentation

Process routing

Process of Record (POR)

- Process change history

Process assumptions

Process engineering specifications

Unit process descriptions and characterization (rate, uniformity, selectivity, particle, etc.)

Process recipes for critical unit processes

Specification Sheets for critical dimensions, overlay

ED analysis data of critical layers (litho process widow)

Cp/Cpk for critical measurements

List of critical tools including QC tools

Critical Equipment specifications

- Critical maintenance procedures

TEM Cross Sections (both center and edge)

Finished wafer: STI, GC, CS, LI, Interconnect spacer edge, LI bottom on STI, CS bottom, Via bottom

In Line wafer: After GC etch, after spacer-1 etch, after spacer-2 etch, after CS etch, after V2 etch, after M2 etch

Tool control/monitor data for critical tools

Material Specifications for critical materials

Defect Catalog

SOI Wafer Specification

Bill Of Materials For wafers

SIMS data (as available)

Device design and modeling:

- SOI device model

- Parameter extraction

- AC Performance Verification

- Tolerance data

- Compact model

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- Device-level library

- HSpice convergence

- Body contact modeling

- SOI Resistor and capacitor

- ESD circuitry at I/O pads

Technology Qualification Vehicle Documentation

Technology Design Manual

Test Site description

- Groundrule waivers

Kerf description document

In-Line Electrical Specification document

Layout & mask information (for Test Site) in GDSII format

Reliability Documentation

Qualification plan

Early reliability stress results on Test Site (devices, interconnects, capacitor) including NBTI

Physical failure analysis data after E, SM reliability tests

Electrical Results

Test programs (for IBM Proprietary Tool – electrical tester)

Functional test

Burn-In/reliability

T2 Product Characterization data for SOI Integrated Circuit product

(dependent on availability of common IBM / AMD product)

Lithography Documentation

-	Mask fabrication specifications
-	Mask data processing sequence including OPC/PPC

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-	Method of process characterization to extract OPC/PPC data correction paramaters for the correction software

-	Mask qualification procedure

-	Specific mask making tool selection and its derived mask fabrication specification if exists

Additional requests for Documentation shall be by the mutual agreement of the Project Leaders, which agreement shall not be unreasonably withheld. If, however, the Project Leaders do not agree, such Party may escalate the lack of agreement among the Project Leaders to the Management Committee for resolution. In addition, such Party may access information available during the Process Development Projects and document such information for the purpose of transferring such information to its own manufacturing facilities. All such documentation shall be made available to all three (3) Parties.

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